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                                                                    Exhibit 3.11

                            ARTICLES OF INCORPORATION
                                     of the
                        Corporate Consulting Group, Inc.

The undersigned incorporator, for the purpose of forming a corporation under the Florida Business Corporation Act, does hereby adopt the following Articles of
Incorporation:

                                ARTICLE I. - Name

The name of the Corporation shall be: Corporate Consulting Group, Inc.

                              ARTICLE II. - Address

The address of the principal office and mailing address of the Corporation is 1546 Main Street, Dunedin, Florida 34698-4636.

                        ARTICLE III. - Authorized Shares

The Corporation is authorized to issue one class of shares, which shall be called "Common Shares". Common shares have unlimited voting rights and shall be entitled to receive the net assets of the Corporation upon dissolution. The Corporation is authorized to issue 100 Common Shares. Such shares of the Corporation shall have a par value of $50 per share.

               ARTICLE IV. - Initial Registered Office and Agent.

The street address of the initial Registered Office of the Corporation is 1546 Main Street, Dunedin, Florida 34698-4636, and the name of its initial Registered Agent is at the same address.

                           ARTICLE V. - Incorporators.

The names and addresses of the Incorporators are as follows:

                                David W. Puckett
                                1546 Main Street
                                Dunedin, FL 34698

                            ARTICLE VI. - Amendment.

The Corporation reserves the right to amend or repeal any provisions contained in the Articles of Incorporation or any amendment to them, and any right confessed upon the Shareholders is subject to this reservation.

                       ARTICLE VII. - Board of Directors.

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The number of Directors constituting the initial Board of Directors is five. The number of Directors may be increased or decreased from time to time in accordance with the Bylaws, but shall never be less than one.

                        ARTICLE VIII. - Indemnification.

The Corporation shall indemnify each Officer and Director, including former Officers and Directors, to the full extent permitted, by law, including but not limited to Florida Statutes Section 607.0630.

                        ARTICLE IX. - Preemptive Rights.

The Corporation elects to have preemptive rights, pursuant to Section 607.0630 Florida Statutes, as amended from time to time.

                         ARTICLE X. - Preemptive Rights.

Each shareholder of the Corporation shall have the right to purchase, subscribe for, or receive a right or rights to purchase or subscribe for, at the price for which it is offered to others, that Shareholders pro-rata portion of the following:

(a) Any stock of any class that the Corporation may issue or sell, whether or not exchangeable for any stock of the Corporation of any class or classes, and whether or not of unused shares authorized by the Articles of Incorporation as originally filed or by any amendment thereof or out of shares if stock of the Corporation acquired by it after the issuance thereof, and whether issued for cash or other consideration; and

(b) Any obligation that the Corporation may issue or sell which is convertible into or exchangeable for any stock of the Corporation of any class or classes, or to which is attached or pertinent any warrant or warrants or other instruments conferring on the holder the right to subscribe for or purchase from the Corporation any shares of its stock of any class or classes.

This right shall be deemed waived by any shareholder who does not exercise it and pay for the shares preempted within thirty (30) days after receipt of written notice from the Corporation stating the price, terms and conditions of the issue of shares and inviting the Shareholder to exercise this preemptive right. This right may also be waived by a written wavier signed by the Shareholder.

                   ARTICLE XI. - Share Transfer Restrictions.

Shares of the Corporation shall be issued to the following persons in the following amounts upon payment of the consideration determined by the Board of
Directors:

David W. Puckett             56 Shares
Peter Klein                  25 Shares
Sarah Macario                5 Shares
CCG, Inc.                    5 Shares

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Charles E. Puckett           1 Share
Andy Lazas                   1 Share
Doug Puckett                 1 Share
John T. McMillen             1 Share
Charles G. Young             1 Share
Frank J. Beckmann            1 Share
Larry Cobb                   1 Share
Manuel Valverdere            1 Share
Mike Murakami                1 Share

Shares held by each Shareholder may not he sold or otherwise transferred to other persons unless first offered to this Corporation or the remaining Shareholders in proportion to their shares. The price, terms and other provisions regarding this restriction may be specified by written agreement among the Shareholders, which, this agreement may expand this Article and which may also include the Corporation as party. These restrictions are intended to preserve exemptions under federal and state securities laws, to provide for orderly changes in ownership of shares, and the serve other reasonable purposes.

                             ARTICLE XII. - Bylaws.

The power to adopt, alter, amend and repeal the Bylaws shall be vested in the Board of Directors, but all alterations, amendments and repeals of the Bylaws must be approved by a majority of the Shareholders.

              ARTICLE XIII. - Commencement of Corporate Existence.

In accordance with Section 607.0203, Florida Statutes, the date when corporate existence shall commence in the date of subscription and acknowledgment of the Articles of Incorporation.

                            ARTICLE XIV. - Purposes.

The purposes for which the Corporation is organized are the following:

(a) To engage in the business of offering computer consulting and reselling of hardware, software, support and service.

(b) To engage in and transact any other lawful business for which corporations may be incorporated under the Florida Business Corporation Act and other incorporation laws of the State of Florida. No other purpose limits this general purpose in any way.

(c) To do such things as are incidental to the purposes of the Corporation or necessary or desirable in order to accomplish them.

IN WITNESS WHEREOF, the undersigned has signed these Articles of Incorporation on the 25th day of February , 1992.

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                                        By:        /s/  David W. Puckett
                                           -------------------------------------
                                                     David W. Puckett


                            ACCEPTANCE OF DESIGNATION
                       REGISTERED AGENT/REGISTERED OFFICE

I, the undersigned person, having been named as registered agent, to accept service of process for the above stated corporation at the place designated in this statement, hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent.


By:  /s/  Laurie L. Puckett
------------------------------
     Laurie L. Puckett                            Date:  ______, 1992.

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                            CERTIFICATE OF AMENDMENT
                                     OF THE
                            ARTICLES OF INCORPORATION
                                       OF
                        CORPORATE CONSULTING GROUP, INC.

David W. Puckett and Lyman James certify:

     1. That they are the president and secretary, respectively, of Corporate Consulting Group Inc., a Florida Corporation.

     2. That at a meeting of the Board of Directors of the Corporation at 1546 Main Street, Dunedin. Florida on May 21, 1993, the following resolution was adopted:

     "Resolved: That Article III of the Articles of Incorporation is hereby amended to read in full as follows: The Corporation is authorized to issue one class of shares, which shall be called "Common Shares". Common shares have unlimited voting rights and shall be entitled to receive the net assets of the Corporation upon dissolution The aggregate number of shares which the Corporation has authority to issue is 500. Such shares of the Corporation shall have a par value of $50 per share.

     3. That the shareholders have adopted said amendment by resolution at a meeting duly called and convened at 1546 Main Street, Dunedin, Florida on May 21, 1943. That the wording of the amended article, as set forth in the shareholders' resolution, is the same as that set forth in the directors' resolution in paragraph 2 above.

     4. That the number of shares which voted affirmatively for the adoption of said resolution is 100, and the total number of shares entitled to vote on or consent to said amendment is 100.


    [signature illegible]                         By:   /s/  David W. Puckett
----------------------------                         ---------------------------
          Witness                                    David W. Puckett, President


   [signature illegible]                          By:      /s/  Lyman James
----------------------------                         ---------------------------
         Witness                                        Lyman James, Secretary